SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]    Preliminary Information Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule
       14c-5(d)2))
[X]    Definitive Information Statement

                               Remedent USA, Inc.
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.       Title of each class of securities to which transaction applies:

2.       Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.       Proposed maximum aggregate value of transaction:

5.       Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid:

2.       Form Schedule or Registration Statement No.:

3.       Filing Party:

4.       Date Filed:

Remedent USA, Inc.
17555 Ventura Blvd. Suite 200
Encino, CA 91316

To the Stockholders of Remedent USA, Inc.

Schedule 14C Information Statement

Notice is hereby given to you as a stockholder of record of Remedent USA, Inc. ("Remedent" or the "Company") that we will be selling certain of our assets and liabilities which constitute our toothbrush business not less than twenty days following the mailing of this Information Statement to you.

On March 27, 2002, the Company's Board of Directors approved an Asset Purchase Agreement for the sale of our toothbrush business to Famcare 2000, LLC. (the "Asset Sale").

Eleven shareholders own a majority of the Company's voting stock, and on July 1, 2002, they executed a written consent as majority stockholders approving this asset sale. This Written Consent assures that the asset sale will occur without your vote. Therefore the Board of Directors believes that it would not be in the best interest of our stockholders to incur the costs of holding a formal meeting and soliciting proxies from all of our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

The Board of Directors has fixed the close of business on July 1, 2002 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about July 25, 2002 to all stockholders of record as of the Record Date. Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to any of the matters being authorized herein.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE SALE OF THE TOOTHBRUSH BUSINESS ASSETS AND LIABILITIES. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

SCHEDULE 14C INFORMATION STATEMENT

            PURSUANT TO REGULATION 14C OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Robert Hegemann was a Director of the Company and its Senior Vice President and Secretary from the Company's inception to April 1, 2002. Robert Hegemann is the manager and 100% owner of Famcare 2000, LLC, the purchaser of the Company's Toothbrush business. Robert Hegemann owns 991,900 shares of Company Common Stock . On the consummation of Asset Sale, Famcare 2000, LLC will receive 750,000 shares of Company common stock in consideration for assuming the liabilities of the Company relating to its Toothbrush business.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         (a)  Voting Securities

         The Company has 33,528,360 shares of Common Stock outstanding as of July 5, 2002.

         (b)  Principal Stockholders and Security Ownership  of Management

         The following table sets forth as of July 5, 2002 certain information relating to the ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of the class of equity security, (ii) each of our Directors, (iii) each of the our executive officers, and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned.

------------------------------------------- --------------------------- ----------------------
   Name and address of beneficial owner        Amount and nature of       Percent of class
                                                 beneficial owner
------------------------------------------- --------------------------- ----------------------
Guy De Vreese (2)                                            1,060,000                   3.1%
(Chairman)
Xavier de Cocklaan 42
9831 Deurle, Belgium
------------------------------------------- --------------------------- ----------------------
Robin List (3)                                               2,212,500                   6.4%
(Director, CEO)
Xavier de Cocklaan 42
9831 Deurle, Belgium
------------------------------------------- --------------------------- ----------------------
Stephen Ross (4)                                             1,029,610                   2.9%
(Director, CFO)
1921 Malcolm #101
Los Angeles, CA 90025
------------------------------------------- --------------------------- ----------------------
Fred Kolsteeg (5)                                            1,000,000                   3.0%
(Director)
Managelaantje 10
3062 CV Rotterdan
The Netherlands
------------------------------------------- --------------------------- ----------------------
Kenneth Hegemann (7)                                         1,045,000                   3.1%
(Director)
1220 Birch Way
Escondido, CA 92097
------------------------------------------- --------------------------- ----------------------
All Officers and Directors as a group (5                     6,347,110                  18.5%
persons)
------------------------------------------- --------------------------- ----------------------
KolsteegBeleggingsmaatschappij B.V.(6)                       1,200,000                   3.6%
Managelaantje 10
3062 CV Rotterdan
The Netherlands
------------------------------------------- --------------------------- ----------------------
New BitSnap N.V.(10)                                         5,949,971                  17.8%
Xavier de Cocklaan 42
9831 Deurle, Belgium
------------------------------------------- --------------------------- ----------------------
Lausha N.V.(11)                                              1,258,600                   3.7%
Xavier de Cocklaan 42
9831 Deurle, Belgium
------------------------------------------- --------------------------- ----------------------
Rebecca Inzunza                                              2,679,495                   8.0%
1220 Birch Way
Escondido, CA 92027
------------------------------------------- --------------------------- ----------------------
Jonathan J. Marine (9)                                       2,200,000                   6.5%
448 21st Street
Manhattan Beach, CA 90266
------------------------------------------- --------------------------- ----------------------
Dental Advisors, Inc. (8)                                    3,388,000                   9.6%
1220 Birch Way
Escondido, CA 92027
------------------------------------------- --------------------------- ----------------------
* Less than 1%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(2)  Includes 1,000,000 shares of Common Stock underlying options.
(3)  Includes 1,000,000 shares of Common Stock underlying options.
(4)  Includes 1,000,000 shares of Common Stock underlying options.
(5)  Includes 100,000 shares of Common Stock underlying options.
(6) Includes 200,000 shares of Common Stock underlying warrants. Company was co-founded by Fred Kolsteeg.
(7)  Includes 100,000 shares of Common Stock underlying options.
(8)  Includes 1,694,000 shares of Common Stock underlying warrants.
(9)  Includes 250,000 shares of Common Stock underlying warrants.
(10) Includes 26,400 shares of Common Stock underlying warrants. Guy De Vreese is the President of New BitSnap N.V.
(11) Includes 173,600 shares of Common Stock underlying warrants. Guy De Vreese is the President of Lausha N.V.

                            DESCRIPTION OF SECURITIES

         The authorized capital of the Company consists of 50,000,000 shares of common stock, $0.001 par value. There are currently 33,289,058 shares of common stock outstanding. As of July 5, 2002, we have approximately 425 shareholders.

         (a)           Shares of Common Stock

         We are authorized to issue 50,000,000 shares of common stock with $.001 par value. The holders of the common stock are entitled to one vote per each share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. The holders of shares of common stock are entitled to receive dividends when, as and if declared by our Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to stockholders. We anticipate that any earnings will be retained for use in our business for the foreseeable future. Upon liquidation, dissolution, or winding up of the company, the holders of our common stock are entitled to receive the net assets held by the company after distributions to the creditors. The holders of common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock. The outstanding shares of common stock are not subject to call or redemption and are fully paid and non-assessable.

         (b)           Warrants & Debt Securities

          We have a total of 4,595,900 options outstanding; 145,900 options outstanding exercisable at $0.26 until July 2011, 100,000 options outstanding exercisable at $0.20 until September 2003, 200,000 options outstanding exercisable at $0.15 until September 2011, 350,000 options outstanding exercisable at $0.10 until September 2011, and 3,800,000 options outstanding exercisable at $0.05 until March 2012.

         We have a total of 2,444,000 warrants outstanding; 1,252,000 warrants outstanding exercisable at $0.25 until April 2006, 442,000 warrants outstanding exercisable at $0.25 until September 2006, 675,000 warrants outstanding exercisable at $0.50 until January 2007, 75,000 warrants outstanding exercisable at $0.50 until May 2007.

         We have $147,580 worth of convertible debentures outstanding, convertible into 9,118,640 shares of common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


OVERVIEW

         Remedent USA, Inc. is engaged in the distribution of high technology professional dental equipment. We were originally incorporated on September 30, 1996 in the state of Arizona, and have offices in Encino, California and Ghent, Belgium.

         The following discussion and analysis should be read in conjunction with a discussion about risk factors and the consolidated financial statements of the company, included elsewhere in this report.

         The discussion and financial statements contained herein are as of March 31, 2002 and for the fiscal years ended March 31, 2002 and 2001. The following discussion regarding the financial statements of the Company should be read in conjunction with the financial statements of the Company included herewith.

Revenues

         For the fiscal year ending March 31, 2002, net sales increased by $508,249 from $225,604 in 2001 to $733,853 in 2002. This represents a 225%
increase over the comparable period ending March 31, 2001. The increase was due to the commencement of dental equipment sales in our European subsidiary, partially offset by the continued reduction in sales within the oral hygiene market throughout the year, and complete termination of these sales as of December 31, 2001. As the Company has initiated its presence within the professional dental equipment market, our European subsidiary has begun sales of our initial technology, a high-speed dental curing light, as well as after-market products, including accessories and repair services. These revenues were partially offset by the continued reduction in oral hygiene revenues throughout the year, consistent with our reorganization plan, as we reposition assets and resources to the professional dental equipment market, and finalize the sale of the oral hygiene division.

Cost of Goods Sold

         Cost of goods sold increased by $347,165 or 224% for the year ending March 31, 2002 over the comparable period ended March 31, 2001. This represents a corresponding increase to the increase in sales during the current fiscal year end.

Gross Profit

         Gross profit increased by $161,084 or 228% for the year ended on March 31, 2002 over the comparable period ended March 31, 2001. Gross profit percentage increased to 32% for the fiscal year ended March 31, 2002 compared to 31% for the comparable period ended March 31, 2001. The increase is the result of our shift to the higher-margin professional dental equipment market during the current fiscal year. There were no sales of these products during the fiscal year ended March 31, 2001. Additionally, excluding one-time write-offs of obsolete marketing and promotional material within the oral hygiene division of $69,000 and obsolete raw materials, due to design changes, within the professional dental equipment division of $14,000, the recurring gross profit percentage was 43%.

Research and Development Expenses

         Research and development expenses as of March 31, 2002 increased by $189,900 over the prior fiscal year, due primarily to the research and development costs incurred during the start-up phase of the Company's high-technology dental equipment segment. These expenditures relate primarily to the labor and materials to design and manufacture our new curing light technology, in addition to the completion of 15 prototypes. We expect we will continue to invest in research and development, and anticipate significant costs in the near future as we continue to develop products for the dental equipment markets. These products include the introduction of two new intraoral cameras for use within this market. These products are currently in development and we expect to introduce these into market during the fourth quarter of 2002.

Sales and Marketing Costs

         Sales and marketing costs as of March 31, 2002 and 2001 were $49,582 and $228,029 respectively, which represents a decrease of $178,447 or 78%. The reduction is a result of the shift in business focus from the retail selling of oral hygiene products to the wholesale selling of professional dental products. In connection with our reorganization plan implemented during the current fiscal year, we began downsizing the marketing-intensive retail selling of oral hygiene products, and formally ceased these operations on December 31, 2001, in anticipation of the sale of the division. We have shifted into the professional dental equipment market, whereby we focus on the less capital-intensive sale of units to large distributors. This marketing and distribution method allows for significantly less marketing and provides more predictable revenue flow.

General and Administrative Costs

         General and administrative costs for 2002 and 2001 were $1,793,362 and $320,038 respectively, an increase of $1,473,324 or 460%. This increase is due to the overhead, primarily payroll and rent, associated with our professional dental equipment business operating in both Europe and the United States, which commenced on July 1, 2001. Additionally, in connection with the reorganization plan, the Company has begun intensifying fund-raising and investor relation activities, with the resulting increase in such expenses.

Interest Expense

         Net interest expense decreased by $86,227 during the year ended March 31, 2002 over the comparable period ending March 31, 2001. The decrease in interest expense was largely due to the conversion feature of the convertible debentures entered into with shareholders during the prior fiscal year. No such debentures were entered into during the current fiscal year. This decrease was partially offset by the interest accrued on working capital loans entered into during the current fiscal year.

Inflation

         Inflation has not had a material effect on our revenue and income from continuing operations in the past three years. We do not expect inflation to have a material future effect.

Liquidity and Capital Resources

         On March 31, 2002, our current liabilities exceeded our current assets by $1,121,304. Our business operations will require substantial capital financing on a continuing basis. The availability of that financing will be essential to our continued operation and expansion. In addition, cash flow and liquidity is contingent upon the success of our restructuring plan. The inability to continue to develop and market high-technology dental equipment or operate our newly acquired dental outsourcing business will force us to raise additional capital to support operations by selling equity securities or incurring additional debt.

         Since our inception in 1996, we have sustained net losses and negative cash flow, due largely to start-up costs, general and administration expenses, inventory, marketing and other expenses related to market development and new product launch. As a result, we have financed our working capital requirements principally through loans and the private placement of our common stock.

         In February 2002, we entered into a line of credit facility with the Bank Brussels Lambert ("BBL") consisting of a accounts receivable factoring line for (euro)991,000 and a general line of credit for (euro)250,000 ($1,082,648 at March 31, 2002). As of March 31, 2002, we had drawn $137,866 from this facility.

         During the fiscal year ended March 31, 2002, we received advances of $150,799 from officers and directors in the form of working capital loans. These loans bear no interest and allow for repayment terms to be agreed upon at a future date. We repaid $11,314 of these advances with cash and settled $88,308 of these advances with the issuance of common stock valued at $0.50 a share.

         In January 2002, we completed a $270,000 private placement, selling an aggregate of 3,375,000 shares of common stock at $0.08 a share. $76,876 of the private placement was received during April 2002.

         In September 2001, we received $120,000 in the form of working capital loans, $20,000 to mature in November 2001 and $100,000 to mature in December 2001. Through May 2002, we had made $22,222 in principal payments on the $100,000 loan and agreed to repayment of the balance with the issuance of 972,225 shares of common stock. Additionally, in May 2002, we agreed to the repayment of the $20,000 loan with the issuance of 375,000 shares of common stock.

         In September 2001, we completed a $110,500 private placement, selling an aggregate of 442,000 shares of common stock at $0.25 a share.

         In April 2001, we completed a $313,000 private placement, selling an aggregate of 1,252,000 shares of common stock at $0.25 a share.

         In January 1999, Rebecca Inzunza, former President of the Company, loaned the Company $50,000 at 7% interest which was paid throughout the year and as of March 31, 2001 the principal balance was paid in full. On December 11, 1998, Remedent received a $50,000 line of credit from Union Bank of Arizona. We have drawn upon the full amount. The interest rate was 10.25% with a maturity date of December 31, 1999. On April 26, 2000, the loan balance of $49,970.55 was converted to a five-year loan with an interest rate of prime + 2.5% (7.25% at March 31, 2002), monthly payments of $1,099, and a maturity date of April 26, 2005. Monthly payments include payments towards both principal and interest.

         During the fiscal year ended March 31, 2001, the Company borrowed $149,002 from shareholders and a director in the form of convertible debentures. These debentures are unsecured, due on demand and bear interest at 10% per annum. In addition, at the sole discretion of the holder, can be converted to stock at 37.5% of the average trading price 30 days prior to maturity.

         Kenneth J. Hegemann, an officer, operates CRA Labs, Inc., a related business that advanced $11,500 during the fiscal year ended March 31, 2001. We repaid $4,000 of these advances during the fiscal year ended March 31, 2001, and were advanced an additional $8,000 during the fiscal year ended March 31, 2002. These advances were repaid on January 24, 2002 through the issuance of common stock valued at $0.50 a share.

         We expect to continue to experience negative cash flow through at least the second quarter of 2002, and may continue to do so thereafter while we fully implement our restructuring plan. Unless we are able to generate sufficient revenue or acquire additional debt or equity financing to cover our present and ongoing operation costs and liabilities, we may not be able to continue as a going concern. Our auditors note that we have sustained substantial net losses since our inception in September 1996. In addition, as of March 31, 2002, we had a working capital deficit totaling $1,121,304 and a shareholders deficit of $728,292.

         For the year ending March 31, 2002, liabilities totaled $1,516,336 and $1,092,220 for the year ending March 31, 2001, which represents an increase of $424,116. This was largely due to the draws on the line of credit facility, the working capital loans entered into and the additional advances received from related parties.

         Frequently we have been unable to make timely payments to our trade and service vendors. As of March 31, 2002, we had past due payables in the amount of $141,538, representing a 66% decrease from the prior fiscal year. This reduction is due primarily to our upcoming sale of the oral hygiene division, including its related payables, and our gradual reduction in existing payables through the payments and reduction in the occurrence of additional indebtedness. Deferred payment terms have been negotiated with most of the vendors, which has allowed us to continue to make shipments on time and no orders have been cancelled to date.

         For the years ending March 31, 2002 and 2001, net cash used for operating activities was $790,109 and $194,283, respectively. As of March 31, 2002 we had a working capital deficiency of $1,121,304, as compared to a working capital deficiency of $976,945 at March 31, 2001. Our business operations will require substantial capital financing on a continuing basis.

         We have taken several actions, which we believe will improve our short-term and long-term liquidity and cash flow. For the short term, we have improved liquidity and cash flow by negotiating extended payment terms with vendors and converting various obligations into common stock. For the long term, we have negotiated for the sale of the oral hygiene division, with its related liabilities, and restructured the business to lower overhead and eliminate indirect manufacturing costs.

            Our business operations will require substantial capital financing on a continuing basis. Based upon our cash flow projections, significant capital infusion is necessary to fully implement our restructuring plan and pay existing delinquent payables. We plan to finance such through loans, equity investments and other transactions. We reasonably believe that the net proceeds from our efforts, assuming the maximum amount is raised and loans are obtained, plus revenues generated from operations, will be sufficient to fund our operations. However, there can be no assurance that we will be able secure the necessary financing. In the event that we are unsuccessful in completing financing arrangements, we would have difficulty meeting our operation expenses, satisfying our existing or future debt obligations, or succeeding in implementing our restructuring plan. Without sufficient cash flow we are unable to satisfy our debt obligations, our ongoing growth and operations are, and will continue to be, restricted and there is substantial doubt as to our ability to continue as a going concern.

        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

         Effective May 1, 2002, the Board of Directors of the Company dismissed Siegel Smith LLP ("Siegel Smith") as its independent auditors for the fiscal year ended March 31, 2002 and approved the engagement of Farber & Hass LLP ("Farber & Hass") as Siegel Smith's replacement. Siegel Smith had previously been the Company's independent auditors. The decision to change auditors was approved by the Company's Board of Directors.

         Since the date of their engagement on November 5, 1999, there have been no disagreements with Siegel Smith on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Siegel Smith would have caused Siegel Smith to make reference to the matter in their report.


                  THE SALE OF THE REMEDENT TOOTHBRUSH BUSINESS

         On March 27, 2002, the Board of Directors approved an Asset Purchase Agreement (the "Agreement") dated March 14, 2002 between the Company and Famcare 2000, LLC, a Nevada limited liability company, ("Famcare") to purchase our toothbrush business (the "Toothbrush Business") which accounted for approximately $50,000 in revenues for the fiscal year ended March 31, 2002.

         The Toothbrush Business, which engaged in the worldwide distribution of the Remedent Tooth & Gumbrush, had been our sole activity since 1996. However, due to recurring net losses and increasing working capital and shareholder deficits, in July 2001, we implemented a complete corporate reorganization plan. This plan included the ceasing of direct sales and marketing of the Remedent Tooth & Gumbrush, and acquisition of and expansion into diversified business ventures.

         We have been developing technologies for introduction within the professional dental equipment market, and initiated shipments of our first product, a high-speed dental curing light, in the first quarter 2002. Additionally, during the first quarter of 2002, we completed the acquisition of a dental employee outsourcing firm in Belgium.

         In connection with our shift in focus to high technology professional dental equipment, we discontinued operations of the Toothbrush Business on December 31, 2001, in anticipation of the sale. We felt continued dedication to this business would not be in our shareholders' best interest. Additionally, with the business generating recurring net losses and raising deficits, our resources can be more effectively utilized within these new markets. Throughout the fiscal year ended March 31, 2002, as we had been experiencing significant working capital shortages, we had been downsizing this business in anticipation of a sale or license of these operations. As such, the volume of the business, revenues and expenses, had been significantly reduced from previous fiscal years. Further, with the cost reduction measures taken, aside from the cost of the toothbrush, the overhead of the entire business include solely related party expenses of the salary of the sole employee, Rob Hegemann, and the allocated cost of the use of his personal residence as the primary place of operation for this business. As a result, there have been no expenses for the business to accrue subsequent to its discontinuance on December 31, 2001.

         The Agreement obligates the Buyer to assume primary liability for all of the liabilities relating to the Toothbrush Business. In reference to individual creditors which maintain the contractual ability to block the assignment of their indebtedness, we will remain contingently liable until full satisfaction of the liabilities by the Buyer. Additionally, even if all of the contractual liabilities of the Company relating to the Toothbrush Business are discharged, we will still remain liable for tort liabilities or any regulatory liabilities relating to the Toothbrush Business until the time of the sale.

         As of December 31, 2001, the net liability of the business was approximately $310,000, and the market value of our common stock has fluctuated within the range of $0.05 to $0.08 during 2002. The Toothbrush Business, however, is being sold to the Buyer for the receipt of 750,000 shares of the Company's common stock, an effective price of $0.41 per share. This represents an approximate 400% premium over the current market value. As such, the Company is anticipating the recognition of a gain from the sale of this business. As the prospect of future profitability of this business is highly uncertain, the gain of the sale is primarily derived from the premium recognized on the value of the common stock.

         When the sale becomes effective, 20 days after the mailing of this Information Statement to all of our shareholders, we will incur a reduction of approximately $310,000 in current liabilities and a gain of approximately $250,000.

         The sale of the Toothbrush Business will be treated as an asset purchase where a private marketer and distributor will receive shares of common stock in the Company at closing, in consideration for accepting the net liability of the business.

         Up until the date of discontinuance, Robert Hegemann was the only employee in the Toothbrush Business. This Agreement is being entered into with Famcare 2000, LLC, a limited liability company, ("Famcare") which is controlled by Robert Hegemann (See "Interest of Certain Persons in Matters to be Acted Upon").

         All of the Company's existing service contracts will be honored by Famcare subsequent to the consummation of the sale.

The terms of the sale are as follows:

THE BUYER: Famcare 2000, LLC, a limited liability company ("Buyer"), will be purchasing the Toothbrush Business. Famcare 2000, LLC is located at PMB 103, 6501 E. Greenway Pkwy, Suite 102, Scottsdale, AZ 85254. The manager of Famcare 2000, LLC is Robert Hegemann.

CONSIDERATION: In consideration of the transfer of assets, Famcare 2000 is agreeing to assume primary liability for all the liabilities of the Company relating to the Toothbrush Business. As these liabilities exceed the total value of the assets in the amount of approximately $335,000, the Company will issue additional consideration of 750,000 shares of Common stock to Famcare.

ASSETS BEING ACQUIRED: Famcare will acquire the assets of the Remedent Toothbrush Business, consisting of the following:

(a)  Cash in the amount of $2,092.32
(b)  Accounts Receivable in the amount of $7,728.86.
(c) Furniture, fixtures, and equipment: All of the furniture, fixtures, equipment and leasehold improvements relating to the Toothbrush Business, consisting primarily of office furniture and computer equipment maintained within the Arizona facility. As the sole place of operation of this business was the personal residence of Rob Hegemann, there are no leases requiring specific disclosure within the agreement.
(d) Inventory: All of the inventory of the Toothbrush Business, consisting primarily of a stock of finished product and various marketing and display materials. All such inventory is maintained at the Arizona facility.
(e)  Deposits:   $3,654.60 of a security deposit with the Toothbrush Business'
     contract manufacturer.
(f)  Patents:  All of the patents in relation to the Remedent Tooth & Gumbrush
(g) Trademarks: All trademarks in relation to the Remedent name and all rights to market the Tooth & Gumbrush under the Remedent name will be transferred to Buyer

LIABILITIES BEING ACQUIRED: Buyer will acquire the liabilities of the Toothbrush Business, consisting of the following:

(a)  Accounts payable in the amount of $343,197.52
(b)  Royalty payable in the amount of $52,420.61
(c) Other Liabilities: All of the other liabilities existing as of December 31, 2001, including accrued payroll and other miscellaneous accruals.

ADDITIONAL TERMS OF ACQUISITION.

The following conditions are additional material terms of the sale:

Although the Company is selling Famcare the Remedent trademark, the Company, is retaining the right to operate and utilize the Remedent trademark through its normal course of business, at no ongoing cost. Additionally, any changes to this provision must be mutually agreed upon by the Company and Buyer prior to such change.

REGULATORY APPROVALS: The Company is not aware of any federal or regulatory requirements that must be complied with or approvals which must be obtained in connection with the transaction, other than by the Information Statement.

PRO-FORMA FINANCIAL INFORMATION

In accordance with Article 210.11-02(a) of Regulation S-X, the following narrative description of the pro-forma adjustments related to the sale of the Toothbrush Business is made a part of this Information Statement. Pro-forma five-year information required by Item 301 of Regulation S-K is, in the opinion of management, is not applicable as prior to April 1, 2001, the Company's sole business was the Toothbrush Business. Effective April 1, 2000, the Company began operating a professional high-technology dental equipment business and during the fourth fiscal quarter of 2002, entered into the dental employee leasing business. During the fiscal years ended March 31, 2001, 2000 and 1999, which represent the entirety of the fiscal years publicly reported by the Company, the sole operating business was the Toothbrush Business.

The preparation of pro-forma financial disclosures requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and results of operations during the reporting period. Actual results could differ from those estimates. The sale of the Toothbrush Business positions the Company to operate on a going-forward basis as a developer and marketer of high-technology dental equipment.

The transaction proposed will effectively sell all of the assets of the Toothbrush Business as well as obligate the Buyer to be responsible for all liabilities relating to the Toothbrush Business. The Toothbrush Business accounted for approximately $50,000 in revenues, from unit sales, for the fiscal year ended March 31, 2002 and approximately $440,000 for the fiscal year ended March 31, 2001.

The following table reports pro-forma adjusted balance sheet accounts and results of operations when compared to March 31, 2002.

                                      03/31/02              Pro-Forma          03/31/02
                                    As Reported            Adjustments         Pro-Forma

Total Sales                           733,853               50,270(a)           683,583
Cost of Sales                         502,013               99,152(b)           402,861
Gross Profit                          231,840              (48,882)(c)          280,722
Operating Expenses                  2,126,049               76,128(d)         2,049,921
Operating Loss                     (1,894,209)            (125,010)(e)       (1,769,199)
Current Assets                        395,032               25,303(f)           369,729
Total Assets                          788,044               69,065(g)           718,979
Current Liabilities                 1,516,336              404,778(h)         1,111,558
Total Liabilities                   1,516,336              404,778(I)         1,111,558
Basic EPS                               (0.11)               (0.01)               (0.10)
Weighted Shares                      18,009,722         18,009,722           18,009,722

a) Elimination of revenues reported for the nine months ended December 31, 2001, that related to Tooth & Gumbrush revenue being sold in this transaction.
b) Elimination of the associated cost of sales related to the sale of Tooth & Gumbrush units
c)   Effect on gross profit on a pro-forma basis
d) Elimination of associated general and administrative expenses related to the sale.
e)   Net effect of the transaction on operating results
f)   Current assets being sold are primarily inventory and accounts receivable
g) Total assets being sold are primarily inventory, accounts receivable, furniture, fixtures and equipment, and patents.
h) Current liabilities being sold are primarily accounts payable and royalties payable.
i) Total liabilities being sold are primarily accounts payable and royalties payable

Net liabilities to be sold, representing the assets and liabilities of the business upon its discontinuance on December 31, 2001, are summarized as follows:

Cash                                           $  2,092
Accounts receivable                               7,729
Due from related parties                          9,952
Inventory                                         5,530
Property & equipment, net                        14,580
Patents, net                                     25,527
Other assets                                      3,655
Accounts payable                               (343,198)
Accrued liabilities                             (61,580)
                                              ---------
Net liabilities to be sold                    $(335,713)
                                              ==========

The following table discloses the registrant's financial highlights for the years ended March 31,

                                             2001             2000              1999
                                             ----             ----              ----
Operating Data

Total Sales                                 436,448          448,459         323,267
Loss from Operations                       (571,059)        (878,502)       (591,382)
Net Loss                                   (771,854)        (902,697)       (591,141)
Basic and Diluted EPS                         (0.06)           (0.07)          (0.09)

Balance Sheet Data

Working Capital (Deficit)                  (976,945)        (554,067)        111,144
Total Assets                                166,919          285,040         360,486
Total Liabilities                         1,092,220          774,256         192,959
Shareholders' Equity (Deficit)             (925,301)        (489,216)        167,527

                         FINANCIAL AND OTHER INFORMATION

For more detailed information on the Company, including financial statements, you may refer to the Company's Form 10-KSB and Forms 10-QSB, filed with the SEC. Copies of these documents are available on the SEC's EDGAR database at www.sec.gov or by calling the Company.


                                   SIGNATURES

         In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     REMEDENT USA, INC.


Dated: August 23, 2002         /s/ Robin List
                               ------------------------------------------------
                               By:   Robin List
                               Its:  Chief Executive Officer (Principal
                                     Executive Officer) and Director



Dated: August 23, 2002         /s/ Stephen F. Ross
                               ------------------------------------------------
                               By: Stephen F. Ross
                               Its:  Chief Financial Officer (Principal
                                     Financial  Officer  and  Principal
                                     Accounting Officer) and Director




Dated: August 23, 2002         /s/ Guy DeVreese
                               ------------------------------------------
                               By:   Guy DeVreese
                               Its: Chairman (Director)

                                    EXHIBIT A

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered into as of March 14th, 2002 by and between Famcare 2000, LLC, a Limited Liability Company existing under the laws of Nevada with its registered address at PMB 103, 6501 E. Greenway Pkwy Suite 102, Scottsdale, AZ 85254 (the "Purchaser") and Remedent USA, Inc., a Nevada corporation ("Seller").

                                   WITNESSETH:

WHEREAS, Seller, owns and operates an office facility located at 17555 Ventura Blvd, Encino, CA 91316 (the "Facility"), where its division conducts a business of selling the Remedent Toothbrush (the "Business");

WHEREAS, Purchaser is a corporation newly organized for the purpose of marketing and distributing such products; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, Seller desires to sell to Purchaser (or its assignee), and Purchaser desires to purchase from Seller, all of the Seller's assets and liabilities (as disclosed in Exhibit 1) that are used in conduct of the Business.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Purchase, Sale and Assumption

1.1.     Agreement to Sell and to Purchase.

On the terms and subject to the conditions set forth herein, Seller agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase and acquire from Seller, at the Closing (as defined herein), all right, title and interest of Seller in and to the following assets, liabilities, properties and rights as they shall exist as of the Closing Date (as defined herein). Purchaser and Seller understand and agree that the business has been discontinued as of December 31, 2001 by the Seller. Parties further understand and agree that there has been no material change to the assets and liabilities of the business from December 31, 2001 to Closing Date:

         1.1.1. The inventions, copyrights, patents, trademarks, trade names and applications, any related trademarks or logos and applications, including any rights to the ownership and use of the trade names, trade secrets, proprietary know-how and use and application know-how, product formulae, practices and promotional literature, goodwill and other intellectual property and rights, in each case used by Seller in connection with the Business, including, without limitation, such intellectual property as is listed below (collectively, the "Intellectual Property"):

>>       All patents in relation to the Remedent Toothbrush

>>       All rights to market the Toothbrush under the existing "Remedent" name

>>       All trademarks in relation to the Remedent name;

         However, Seller may retain the exclusive right to operate and utilize the trademark Remedent through it course of business, at no ongoing cost to Seller. Any changes to this provision must be mutually agreed upon by Purchaser and Seller prior to such change.

         1.1.2. The contracts in force and effect (including deposits related thereto), leases, agreements and purchase and sale orders of Seller related to the Business,

         1.1.3. All computer applications and operating programs used at the Facility in connection with the Business, ; provided, however, Seller shall retain a non-exclusive license to use such applications and programs which are currently used by Seller other than in connection with the Business, but that Seller shall not be permitted to sub-license or assign such license;

         1.1.4. All permits as used within the Business; and

         1.1.5 All books, documents and records of Seller pertaining to the Business, wherever located, including, without limitation, accounting, credit, environmental and personnel records and customer lists; provided, however, Seller may retain copies of such materials to the extent necessary for Seller to fulfill its obligations under this Agreement or under other laws, regulations or understandings by which it is bound.

All such assets, properties and rights, are referred to herein as the "Assets".

1.2.     Excluded Assets.

Notwithstanding anything to the contrary set forth above, there shall be no such excluded assets under this Agreement.

1.3.     Liabilities Assumed.

On the Closing Date, Purchaser shall assume all liabilities of the Business, as of the Closing Date, excluding, without limitation, (i) any claim, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by the Seller, or alleged to have been made by the Seller, or which is opposed or asserted to be imposed by operation of law, in connection with any product manufactured, shipped or installed by or on behalf of the Seller or for any service performed by or on behalf of the Seller, including, without limitation, any claim relating to the repair or replacement of any such product and any claim seeking recovery for property damage, consequential damages, loss, lost revenue or income or personal injury or (ii) any liability or obligation in respect of any federal, state or local income or other tax payable with respect to the Business or the Assets for any period prior to the Closing Date.

With regards to any individual accounts payable which are unable to be assigned to Buyer, to be determined subsequent to the Closing Date, Buyer shall remain primarily liable and exercise all attempts to satisfy the debt. Purchaser shall remain contingently liable for such accounts until the full satisfaction of such accounts by Buyer.

2.       The Purchase Price; Closing

2.1.     Purchase Price.

The purchase price shall be 750,000 shares of Seller's common stock (the "Shares") payable to Purchaser in consideration of the excess of liabilities assumed over assets acquired. The Shares will be issued to Purchaser within three to five business days of Closing, with Seller filing a Registration Statement within 60 days registering the Shares.

2.2.     The Closing.

Subject to the terms and conditions set forth herein, the Closing of the purchase and sale of the Business (the "Closing") shall take place at Seller's Facility as soon as practicable after the conditions set forth herein have been satisfied or waived, or at such other time and place as the parties hereto may agree. (The time of the Closing being hereinafter called the "Closing Date".) All transactions contemplated at the Closing shall be deemed to be effective (the "Effective Time") as of midnight on the day preceding the Closing Date (the Closing Date being deemed to commence at 12:01 a.m.), and events taking place, and periods ending after the Effective Time shall be deemed to have taken place, or ended, after the Closing Date.

2.3.     Items to be Delivered at Closing.

At the Closing, and subject to the terms and conditions herein contained:

         2.3.1.   The Seller will deliver to the Purchaser the following:

                  a) Such full covenant, bills of sale, assignments, endorsements, consents and other good and sufficient instruments and documents of conveyance and transfer in a form satisfactory to the Purchaser and its counsel, as shall be necessary and effective to convey, transfer and assign to, and vest in, the Purchaser all of the Seller's right, title and interest in and to the Assets, including, without limitation all the Seller's rights under all agreements, contracts, commitments, leases, plans, quotations, proposals, licenses, permits, authorizations, software, know-how, instruments, and accounts receivable documents which are included in the Assets;

                  b) A copy of all of the resolutions adopted by the Seller's board of directors and, if necessary, stockholders relating to the transactions contemplated by this Agreement, certified on the Closing Date to be complete and correct by the Secretary or an Assistant Secretary of the Seller;

                  c) All of the agreements, contracts, commitments, leases, plans, bids, quotations, proposals, licenses, permits, authorizations, instruments, computer programs and software, manuals and guidebooks, price books and price lists, customer lists, supplier lists, sales records, files, correspondence, and other documents, books, records, papers, files and data belonging to the Seller which are part of the Assets or relate to the Business; provided, however, that Seller may retain copies of such materials to the extent necessary for Seller to fulfill its obligations under this Agreement or under other agreements, laws, regulations or understandings by which it is bound; and

                  d) Common stock certificate(s) for the Purchase Price as determined pursuant to Section 2.1.

         2.3.2. Simultaneously with such deliveries, all such steps will be taken as may be required to put the Purchaser in actual possession and operating control of the Business.

2.4.     Third Party Consents.

The Seller, to be obtained subsequent to Closing, will obtain the proper consent from Union Bank of Arizona, if required by Union Bank of Arizona, allowing for the release of any and all assets utilized in the Business, currently being used as security for the Union Bank of Arizona debt. The Seller will reach an agreement with the Union Bank of Arizona for the use of assets within Seller's existing Business as security for the debt.

In regards to the accounts payable for which Purchaser shall be assuming in connection with this agreement, no third party consents shall be obtained as the basis for assumption of liability will be as disclosed in Section 1.3 (Liabilities Assumed) above.

2.5.     Further Assurances.

The Seller, from time to time after the Closing, at the Purchaser's request, will execute, acknowledge and deliver to the Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as the Purchaser may require in order to vest more effectively in the Purchaser, or to put the Purchaser more fully in possession of any of the Assets, or to better enable the Purchaser to complete, perform or discharge any of the liabilities or obligations assumed by the Purchaser at the Closing.

3.       Representations and Warranties of the Seller

The Seller hereby represents and warrants to the Purchaser as follows:

3.1.     Corporate Existence.

Seller is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all requisite power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith.

3.2.     Existing Condition.

To Seller's knowledge and belief, since March 14th, 2002, (the "Agreement Date"), Seller, in relation to the Business, has not:

         3.2.1. Sold, assigned or transferred any of the assets or other interests in the Business except in the ordinary course of business consistent with past practice;

         3.2.2. Suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Assets; nor

         3.2.3. Suffered any material adverse change to the condition of the Assets.

3.3.     Title to Properties; Leasehold Interests.

Seller has good, valid and marketable title to all of the Assets, real, personal and mixed, including all of the properties and assets used by the Business as of the Agreement Date and those acquired since the Agreement Date (except in each case for Assets sold or otherwise disposed of since the Agreement Date in the ordinary course of business consistent with past practice), free and clear of all mortgages, liens, pledges, (upon release of assets by Union Bank of Arizona, as discussed above), security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except liens for current taxes not yet due and payable. To Seller's knowledge and belief, all leases, licenses, permits and authorizations in any manner related to the Assets or the Business and all other instruments, documents and agreements pursuant to which Seller has obtained the right to use any real or personal property in connection with the Business are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such instruments, documents or agreements any existing default or event which with notice or lapse of time, or both, would constitute a default and in respect of which Seller has not taken adequate steps to prevent a default from occurring.

3.4.     Condition of Tangible Assets.

To Seller's knowledge and belief all structures, facilities, equipment and other material items of Personal Property owned or used by Seller in the Business are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of the Business and conform to all applicable laws, ordinances, codes, rules and regulations relating to their construction, use and operation.

3.5.     Litigation.

Aside from any litigation currently threatened and/or pending relating to the non-payment of existing liabilities as of the Closing Date, no litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to Seller's knowledge and belief, threatened against Seller (in connection with the Business), the Assets, the Business, or the transactions contemplated by this Agreement, and to Seller's knowledge and belief, there is not any basis for any such litigation, arbitration, investigation or proceeding. To Seller's knowledge and belief, Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority.

3.6.     Compliance with Law.

To Seller's knowledge and belief, Seller, in connection with the Business, has complied with each, and is not in violation of any law, ordinance, or governmental rule or regulation to which it, the Business, or the Assets is subject. To Seller's knowledge and belief, neither Seller nor any officer, employee or agent of, nor any consultant to, Seller in connection with the Business has unlawfully offered, paid, or agreed to pay, directly or indirectly, any money or anything of value to, or for the benefit of, any individual who is or was a candidate for public office, or an official or employee of any governmental or regulatory body or authority or an officer or employee of any client, customer or supplier of Seller. To Seller's knowledge and belief, Seller has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Seller.

3.7.     Restrictions.

To Seller's knowledge and belief, Seller is not a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as Seller can now reasonably foresee, may in the future materially adversely affect or materially restrict, the prospects or condition (financial or otherwise) of the Business or the Assets.

3.8.     Conditions Affecting the Business.

To Seller's knowledge and belief, as of the Agreement Date, there are no conditions existing with respect to the Business, its markets, products, services, clients, customers, facilities, personnel or suppliers which are known to Seller or which should be known to the prudent businessman in charge of operations of the Business which would adversely affect the Business, considered as a whole, other than such conditions as may affect as a whole the industry in which the Business engages.

3.9.     Contracts and Commitments.

To Seller's knowledge and belief, Seller, in relation to the Business, is not a party to any written or oral:

         3.9.1. Agreement, contract or commitment with any present or former shareholder, director, officer, employee or consultant or for the employment of any person, including any consultant;

         3.9.2. Agreement, contract, commitment or arrangement with any labor union or other representative of employees;

         3.9.3. Agreements, contracts or commitments for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving the expenditures of $1,000, or more;

         3.9.4. Agreements, contracts or commitments to sell or supply products or to perform services, involving $1,000 in value;

         3.9.5. Agreements, contracts or commitments continuing over a period of more than six months from the date hereof or exceeding $1,000 in value;

         3.9.6. Representative or sales agency agreement, contract or commitment;

         3.9.7.   Lease under which Seller is either the lessor or lessee;

         3.9.8. Agreement, contract or commitment for any charitable or political contribution;

         3.9.9. Agreements, contracts or commitments for any capital expenditure in excess of $1,000;

         3.9.10.Agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any person, nor was any officer or employee of the Business subject to any such agreement, contract or commitment as of the Agreement Date nor is any officer or employee of the Business subject to any such agreement, contract or commitment;

         3.9.11.License, franchise, distributorship or other agreement, including those which relate in whole or in part to any patent, trademark, or copyright or to any ideas, technical assistance or other know-how of or used by the Business; or

         3.9.12. Material agreement or contract not made in the ordinary course of business. To Seller's knowledge and belief, each of the agreements, contracts, commitments, leases and other instruments, documents and undertakings is valid and enforceable in accordance with is terms, the parties thereto are in compliance with the provisions thereof, no party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder, furthermore, no such agreement, contract, commitment, lease or other instrument, document or undertaking, in the reasonable opinion of the Seller, contains any contractual requirement with which there is a reasonable likelihood Seller or any other thereto will be unable to comply.

3.10.    No Third Party Options.

There are no existing agreements, options, commitments or rights with, to or in any person to acquire the Business, any of the Assets or any interest therein, except for this Agreement and those contracts entered into in the normal course of business consistent with past practice for the sale of Seller's products and services.

3.11.    Full Disclosure.

To Seller's knowledge and belief, no representation or warranty by Seller in this Agreement or in any document delivered or to be delivered by Seller pursuant hereto, and no statement, list, certificate or instrument furnished or to be furnished to the Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not misleading.

4.       Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Seller as follows:

4.1.     Corporate Existence.

The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Nevada.

4.2.     Corporate Power and Authorization.

The Purchaser has the corporate power to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

4.3.     Validity of Contemplated Transactions, etc.

The execution and delivery of this Agreement by the Purchaser does not, and, the performance of this Agreement by the Purchaser will not, violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation to which the Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Purchaser, (c) the charter documents or By-Laws of the Purchaser, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which the Purchaser is a party or by which the Purchaser is bound. No authorization, approval or consent, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by the Purchaser.

5.       Additional Covenants of the Parties

5.1.     Cooperation and Access.

After the Closing, Purchaser will give Seller and/or its contractors full and complete access to the Facility for purposes of performing any activities which Seller is required to perform, and Purchaser will cooperate fully with Seller and its contractors in preparing for and in performing such activities. In connection therewith, Seller will use all commercially practicable efforts to ensure that such activities do no unduly interfere with Purchaser's operation of the Business. Seller will indemnify Purchaser for any damage to the Facility and for any liability to third persons which damage or liability is caused by or in connection with Seller's or its contractors' performance of such activities.

5.2.     Interference with the Business.

After the Closing, Seller and each of its employees and affiliates shall not take any action or engage in any practice which disparages Purchaser, its products or its employees and which would impair the relationships of the Purchaser with any customers, employees, suppliers or other persons having any business dealings with the Purchaser.

5.3.     In General.

As expressly provided within this Agreement, Purchaser shall be responsible for any and all wages arising out of the employment of Rob Hegemann ("Employee") by Seller which are earned prior to January 1, 2002. Purchaser shall also be responsible for and assume all liability for any and all such amounts (or any comparable amounts under Purchaser's plans) to Employees that are earned on or after January 1, 2002.

5.4.     Grievances.

Seller shall be responsible for (i) the resolution of all filed grievances attributable to events occurring prior to the Closing Date and (ii) the payment of any amounts in the nature of back pay or employee compensation in respect of such grievances for periods before or after the Closing Date and all other expenses incident thereto.

5.5.     Misdirected payments.

The parties agree that any payments received by either of them that are identified to invoices of the other or otherwise due the other shall promptly be remitted to the other. Unless some other allocation or distribution of payment is apparent on the face of the remittance, all payments shall be applied on a first-in, first-out basis, thus being applied first to accounts receivable generated on or after the Closing Date. Purchaser and Seller shall exchange information concerning billings and payments at such intervals and for such period of time as shall be necessary to facilitate the administration of this agreement as to collection of accounts receivable.

6.       Miscellaneous Provisions

6.1.     Entire Agreement; Amendment; Assignment.

This Agreement and the exhibits and schedules appended hereto embody and constitute the entire understanding between the parties with respect to the transactions contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument

6.2.     Notices.

All notices, demands, requests, or other communications which may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement, shall be in writing and shall be hand delivered, sent by guaranteed overnight parcel express service or mailed by registered or certified mail, return receipt requested, postage prepaid, or transmitted by or telecopy (with a confirming copy sent by another permitted means), addressed as follows:

         6.2.1.   If to Seller:

                  Remedent USA, Inc.
                  17555 Ventura Blvd. Suite 200
                  Encino, CA 91316
                  Telefax: 818.922.0584

         6.2.2.   If to Purchaser:

                  Famcare 2000, LLC
                  PMB 103
                  6501 East Greenway Pkwy, Suite 102
                  Scottsdale, AZ 85254
                  Telefax: 480.659.0300

         6.2.3. With a copy (which shall not constitute notice) to Seller's counsel:

                  Lynne Bolduc, Esq.
                  Oswald & Yap, APC
                  16148 Sand Canyon Avenue
                  Irvine, CA  92618
                  Telefax: 949.788.8980

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed or telefaxed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or, with respect to a telefax, the answer back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

6.3.     Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of California, without giving effect to the conflicts of laws provisions thereof.

6.4.     Captions.

The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

6.5.     Benefit.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.6.     Construction.

As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

6.7.     Waiver.

Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, or privileges hereunder.

6.8.     Non-Business Days.

If any obligation of a party hereto falls due on a Saturday, Sunday or legal holiday recognized by the United States Government, then such obligation shall automatically be postponed until the next day which is not a Saturday, Sunday or legal holiday.

6.9.     Cost and Expenses.

Except for costs and expenses specifically assumed by a party under this Agreement, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder. Seller shall pay all transfer and recording tax and fees associated with the transfer of the Real Property.

6.10.    Seller Indemnity.

To the extent not otherwise provided herein, Seller agrees to defend, indemnify and hold harmless Purchaser from and against:

         6.10.1. Events occurring prior to the Closing with respect to the ownership, management, operation and maintenance of the Business;

         6.10.2. Any actual loss, liability or damage suffered or incurred by Purchaser because any representation or warranty contained in this Agreement, or in any document furnished to Purchaser by Seller in connection with the Closing hereunder, shall be false or misleading in any material respect; and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this provision.

         6.10.3 This transaction not being ratified by the Securities and Exchange Commission and Company shareholder regulations.

6.11.    Purchaser Indemnity.

To the extent not otherwise provided herein or not inconsistent with any other provision hereof, Purchaser agrees to defend, indemnify and hold Seller harmless from and against:

         6.11.1. All debts, liabilities and obligations arising out of or in any way relating to the operation of the Business accruing subsequent to the Closing or from events occurring subsequent to the Closing with respect to the ownership, management, operation, maintenance and repair of the Business;

         6.11.2. Any actual loss, liability, or damage suffered or incurred by Seller because of any representation or warranty contained in this Agreement, or in any document furnished to Seller by Purchaser in connection with the Closing hereunder, shall be false or misleading in any material respect; and

6.12.    Notice Regarding Indemnities, Limitation of Indemnity, Etc.

Except to the extent expressly provided elsewhere in this Agreement, the following procedures shall be followed with respect to all claims for indemnification under this Agreement and all obligations of indemnification hereunder shall be subject to compliance by the party to be indemnified with such procedures:

         6.12.1. The indemnitee shall give prompt written notice to the indemnitor of any claim that might give rise to a claim by the indemnitee against the indemnitor pursuant to this Agreement, stating the nature and basis of such claims and the estimated amounts thereof.

         6.12.2. If any action, suit or proceeding is brought against an indemnitee with respect to which an indemnitor may have liability pursuant to this Agreement, the action, suit or proceeding shall, upon

                  a) The written acknowledgment by the indemnitor that it has the obligation to indemnify the indemnitee under the indemnity agreements contained herein and

                  b) The making of reasonably adequate provisions by the indemnitor to ensure the indemnitee of the ability of the indemnitor to satisfy its obligation hereunder, be defended (including all proceedings on appeal or for review that counsel for the indemnitor shall deem appropriate) by, and may be settled or compromised by, the indemnitor. Prior to receipt by the indemnitee of the indemnitee of the indemnitor's written acknowledgment and provision as required by clauses (x) and (y) of the preceding sentence, the indemnitee shall have the right to contest or defend (and, if the indemnitee has not received such written acknowledgment and provision within twenty business days after the indemnitee has provided written notice as required by Section 7.2 above, to settle or compromise) such action, suit or proceeding at the expense of the indemnitor. In addition to the foregoing, the indemnitee may by written notice to the indemnitor require the indemnitor to assume the defense of any action, suit or proceeding with respect to which the indemnitor may have liability pursuant to this Agreement. The indemnitee shall have the right to employ its own counsel in connection with any action, suit or proceeding being defended by the indemnitor pursuant hereto, but the fees and expenses of such counsel shall be at the indemnitee's own expense unless (i) the employment of such counsel and the payment of such fees and expenses shall have been specifically authorized by the indemnitor in connection with the defense of such action, suit or proceeding or (ii) the indemnitee shall have reasonably concluded and notified the indemnitor that there may be specific defenses available to it that are different from or in addition to those available to the indemnitor or that such action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained herein, in either of which events (A) the indemnitor, to the extent made necessary by such defenses, shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnitee and (B) only that portion of such fees and expenses reasonably related to matters covered by the indemnity agreements contained herein shall be borne by the indemnitor. The indemnitor shall keep the indemnitee fully informed of such action, suit or proceeding at all stages thereof whether or not the indemnitee is so represented. The indemnitor shall make available to the indemnitee and its attorneys and accountants all books and records of the indemnitor relating to such proceedings or litigation, and the parties hereto agree to render to each other such assistance as they may reasonably require to ensure the proper and adequate investigation, and the defense or settlement, of any such action, suit or proceeding.

                  c) The indemnitee shall be entitled to compromise or settle all actions, suits or proceedings as to which the indemnitor does not have or does not exercise the right to assume the defense, without consent of the indemnitor, provided, that it acts reasonably and in good faith in doing so. The indemnitee shall keep the indemnitor fully informed of such action, suit or proceeding at all stages thereof.

                  d) No claim for indemnification shall be made pursuant to this Agreement unless the amount of such claim exceeds $1,000, but each claim paid pursuant to such provisions shall be the full amount of such claim.

6.13.    Survival of Representations.

Each of the representations and warranties made herein shall survive the Closing, and for a period of three years thereafter. Any action to be brought for breach of any representation or warranty shall be brought only during the period in which it has survived.

6.14.    Counterparts.

To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

6.15.    Exhibits and Schedules.

Each Exhibit and Schedule hereto is incorporated by reference and made a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER

Remedent USA, Inc.,
a Nevada corporation

/s/ Stephen F. Ross
--------------------------------------------
BY: Stephen F. Ross
ITS: Chief Financial Officer

PURCHASER:

FamCare 2000, LLC


/s/ Rob Hegemann
------------------------------------
BY: Rob Hegemann
>>  ITS: V.P.

                                    EXHIBIT I
                          REMEDENT TOOTHBRUSH BUSINESS
                              ASSETS & LIABILITIES




Cash                                                     $    2,092
Accounts receivable                                           7,729
Due from related parties                                      9,952
Inventory                                                     5,530
Property & equipment, net                                    14,580
Patents, net                                                 25,527
Other assets                                                  3,655
Accounts payable                                           (343,198)
Accrued liabilities                                         (61,580)
                                                          ----------
           Net liabilities to be sold                     $(335,713)
                                                          ==========

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